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                                                                    EXHIBIT 21.1

                               CORPORATE STRUCTURE



AVIALL, INC. [DELAWARE]


         AVIALL SERVICES, INC. [DELAWARE]

                  AVIALL PRODUCT REPAIR SERVICES, INC. [DELAWARE]

                           AVIALL (UK) LIMITED [ENGLAND]

                  AVIALL PTE LTD [SINGAPORE]

                  AVIALL FOREIGN SALES CORPORATION [BARBADOS]

                  AVIALL ASIA LIMITED [HONG KONG]

                  AVIALL AIRSTOCKS LIMITED [HONG KONG]

                  AVIALL (CANADA) LTD. [ONTARIO]

                  AVIALL DE MEXICO, S.A. DE C.V. [MEXICO]

                  AVIALL S.A.R.L. [FRANCE]

                  AVIALL AUSTRALIA PTY LTD [AUSTRALIA]

                  AVIALL NEW ZEALAND LIMITED [NEW ZEALAND]

                  AVIALL JAPAN LIMITED [DELAWARE]

                  INVENTORY LOCATOR SERVICE, LLC [DELAWARE]

         INVENTORY LOCATOR SERVICE-UK, INC. [DELAWARE]


NOTE: AVIALL SERVICES, INC. IS THE BENEFICIAL OWNER OF ONE-THIRD OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE HFS GROUP, INC. [DELAWARE], A JOINT VENTURE COMPANY.